Exhibit 10.1

                            Consulting Agreement


A G R E E M E N T made this 21th day of January, 2011, by and between Christian R. Hansen, whose address is 2135 Deerpark Dr., San Diego, CA 92110, hereinafter referred to as the "Consultant", and Monster Offers, whose principal place of business is located at P. O. Box 1092, Bonsall, CA 92003, hereinafter referred to as "Company".

                             W I T N E S E T H:

WHEREAS, the Company desires to engage the services of the Consultant to perform for the Company consulting services as an independent contractor and not as an employee; and WHEREAS, Consultant desires to consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management of;

NOW, THEREFORE, it is agreed as follows:

1. Term. The respective duties and obligations of the contracting parties shall be for a period of six (6) months commencing on the 21st day of January, 2011, and may be terminated by the Company by giving thirty (30) days' written notice to Consultant at the addresses stated above or at an address chosen subsequent to the execution of this agreement and duly communicated to the party giving notice.

2. Consultations. Consultant shall be available to consult with the Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times. In general, the important problems of concern in the business affairs of the Company. Consultant agrees to provide Monster Offers on a best efforts basis, such services to Monster Offers as to assist Monster Offers in business development, evaluating potential business opportunities and helping with the development of business strategies. Without limiting the generality of the foregoing, the Consultant will also assist Monster Offers in developing, studying and evaluating new customer opportunities, strategic relationships, prepare reports and analyses thereon when advisable, and assist in matters of corporate activities pertaining thereof. Consultant shall not represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications nor shall Consultant make claim to do so.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4. Compensation. The Consultant shall receive from the Company for the performance of the services rendered to the Company pursuant to the terms of the agreement two hundred thousand (200,000) MONT free trading shares due upon the execution of the Agreement; for six (6) months of services. These terms are more thoroughly referenced in Schedule A-1, attached herein to this document.

6. Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in County of San Diego, State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


CHRISTIAN R. HANSEN - CONSULTANT

By:  ________________________________     Date: ______________
       Christian R. Hansen


MONSTER OFFERS

By:  _________________________________    Date: ______________
       Paul Gain
       CEO


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                               SCHEDULE A-1

For the services to be rendered and performed by Christian R. Hansen, Consultant, during the term of this Agreement, the Company shall, upon acceptance of this Agreement, pay to Consultant:

Two Hundred Thousand (200,000) MONT free trading shares due upon the execution of the Agreement, for six (6) months of services.



CHRISTIAN R. HANSEN - CONSULTANT



By:  ________________________________     Date: ______________
       Christian R. Hansen


MONSTER OFFERS


By:  _________________________________    Date: ______________
       Paul Gain
       CEO

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